UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into Material Definitive Agreement

From March 31, 2014 through April 3, 2014, Tauriga Sciences, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreement”) with various accredited investors for the sale of an aggregate of 15,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Shares”) with gross proceeds to the Company of $900,000. The proceeds from this offering will be used for working capital purposes and the repayment of various promissory notes owed by the Company.  The purchase price of the Shares was $0.06 per share.  There were no registration rights granted as part of the sales of the Shares.

The shares of common stock will be issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended, (the “Securities Act”) since no general solicitation or advertising was conducted by us in connection with the offering of any of the Shares, all Shares to be purchased in the offering will be “restricted” in accordance with Rule 144 of the Securities Act and each of the purchasers are accredited as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy the Shares.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company's press release announcing the initial portion of the private placement issued on March 31, 2014 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1*	Form of Securities Purchase Agreement

99.1*	Press release issued on March 31, 2014
__________
*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: April 4, 2014	By:	/s/ Stella M. Sung
Stella M. Sung
Chief Executive Officer

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